Exhibit (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement of Eaton Vance Series Trust II (1933 Act File No. 02-42722) of my opinion dated February 24, 2006, which was filed as Exhibit (i) to Post-Effective Amendment No. 65.

/s/ Kathryn A. McElroy Kathryn A. McElroy, Esq.

October 27, 2008 Boston, Massachusetts

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